EXHIBIT 10.18.2


                               AMENDMENT #2 TO THE
                        EXCLUSIVE DISTRIBUTION AGREEMENT

         THIS AMENDMENT (the "AMENDMENT") is entered into and effective as of the 7th day of March, 2005 (the "AMENDMENT DATE"), by and between Macy's Merchandising Group, LLC ("MMG"), a Delaware limited liability company and successor in interest to Federated Merchandising Group ("FMG"), an unincorporated division of Federated Department Stores, Inc., a Delaware corporation ("FEDERATED"), and Private Brands, Inc., a California corporation ("PB").

         WHEREAS, FMG and PB entered into an Exclusive Distribution Agreement on the 1st day of April, 2003, and entered into an Amendment #1 to the Exclusive Distribution Agreement on the 22nd day of June, 2004 (as amended, the "DISTRIBUTION AGREEMENT");

         WHEREAS, effective as of December 31, 2004, Federated assigned to MMG, all of FMG's tangible and intangible assets relating to its domestic operations, including the Distribution Agreement; and

         WHEREAS, MMG and PB desire to amend certain terms of the Distribution Agreement as hereinafter provided.

         NOW, THEREFORE, in consideration of the mutual covenants and conditions set forth herein, the receipt and sufficiency of which are hereby acknowledged by each party, MMG and PG agree to amend the Distribution Agreement as follows:

         1. All capitalized terms not defined herein shall have the meaning given to them in the Distribution Agreement. All references in the Distribution Agreement to FMG shall, effective from and after December 31, 2004, refer to MMG as successor in interest.

         2. Section 1.1 of the Distribution Agreement is hereby amended to add the following definition:

                  o "NET SALES" means (A) for Ordered Merchandise ordered by MMG, (i) the gross sales price of Ordered Merchandise actually charged by MMG to the Authorized Seller that takes the Ordered Merchandise into inventory for sale by such Authorized Seller in its retail stores, PLUS (ii) internal load, insurance and freight for such Ordered Merchandise, and (B) for Ordered Merchandise ordered directly by an Authorized Seller, the purchase price payable by the Authorized Seller to PB for such Ordered Merchandise.

         3. Section 5.1 of the Distribution Agreement is hereby amended and restated as of the Amendment Date to read in its entirety as follows:

"5.1 ANNUAL MINIMUM PURCHASES. In order to preserve its rights under this Agreement, including its rights to exclusivity as set forth in Section
         2.2 and its right of first refusal as set forth in Section 2.3, MMG shall order, during each Contract Year of the Term,

         Merchandise with the minimum Net Sales amount set forth below (the "ANNUAL MINIMUM PURCHASE REQUIREMENTS"):

                                                                       CONTRACT
 CONTRACT      CONTRACT      CONTRACT       CONTRACT     CONTRACT      YEARS 6
  YEAR 1        YEAR 2        YEAR 3         YEAR 4       YEAR 5      THROUGH 10
-----------   -----------   -----------   -----------   -----------  -----------

$25 million   $25 million   $40 million   $50 million   $65 million  $75 million

         The Annual Minimum Purchase Requirements for each Contract Year of the first Renewal Term shall be equal to the average of the total Net Sales amounts of Ordered Merchandise during each of Contract Years six through ten of the Initial Term, provided that in no event shall the amount used in any Contract Year to calculate the Annual Minimum Purchase Requirements for the first Renewal Term be less than $75 million. Furthermore, the Annual Minimum Purchase Requirements for each Contract Year of the first Renewal Term shall not exceed $90 million. Similarly, the Annual Minimum Purchase Requirements for each successive Renewal Term shall be equal to the average of the total Net Sales amounts of Ordered Merchandise paid for by MMG during each of Contract Years six through ten of the previous Renewal Term, provided that in no event shall the amount used in any Contract Year to calculate the Annual Minimum Purchase Requirements for the successive Renewal Term be less than $75 million. Furthermore, the Annual Minimum Purchase Requirements for each Contract Year of the second Renewal Term shall not exceed 120% of the amount for the last Renewal Term.

         Any order placed by MMG and cancelled prior to the cancellation date specified in the applicable purchase order shall reduce the amount ordered by MMG for the period during which the order was placed. No such reduction will be effected if MMG cancels an order after the specified cancellation date.

         4. Section 5.3 of the Distribution Agreement is hereby amended and restated as of the Amendment Date to read in its entirety as follows:

         "5.3 PURCHASE REQUIREMENT FOR FIRST SIX CONTRACT YEARS. Notwithstanding SECTIONS 2.9, 5.1 and 5.2 to the contrary, MMG hereby agrees to purchase the Annual Minimum Purchase Requirements for Contract Years 1 through 7, and to the extent that MMG fails to purchase the Annual Minimum Purchase Requirements for any such Contract Year, MMG shall, in the immediately following Contract Year, either (i) purchase the shortfall amount pursuant to SECTION 5.2(A) or, (ii) pay PB the amount specified pursuant to SECTION 5.2(B).

         5.       Concurrently   with  the   execution   and  delivery  of  this
Amendment, PB and MMG have entered into the Trademark Sublicense Agreement attached hereto as EXHIBIT A.

         6. It is expressly agreed that the Annual Minimum Purchase Requirement for a given Contract Year shall be reduced by the aggregate amount of "Net Sales" (as defined in the Trademark License Agreement) in such Contract Year with respect to which PB is paid a "Percentage Royalty" (as defined in the Trademark License Agreement) under the Trademark License Agreement; PROVIDED, HOWEVER, that in no event shall "Net Sales" (as defined in the

Trademark License Agreement) of Licensed Products (as defined in the Trademark License Agreement) sourced by a party other than PB or any of its Affiliates reduce the Annual Minimum Purchase Requirement by more than 25% in Contract Year 3 or by more than 15% in each Contract Year thereafter. For example, if during Contract Year 3, MMG pays PB a Percentage Royalty with respect to "Net Sales" (as defined in the Trademark License Agreement) of $10 million under the Trademark License Agreement, then the Annual Minimum Purchase Requirement for Contract Year 3 under the Distribution Agreement shall be reduced to $30 million.

         7. EXHIBIT C of the Distribution Agreement is hereby amended to include the following additional authorized sellers as "Authorized Sellers" thereunder:

                  o        Macy's Florida Inc., Macy's Florida LLC
                  o        Macy's Central Inc., Macy's Central LLC
                  o        Macy's Northwest, Inc.
                  o and any other department stores operated by Federated or any of its Affiliates.

         8. During the Term, each of PB and MMG shall deposit into a fund (the "MARKETING FUND") managed by MMG for each Contract Year, an amount equal to two percent (2%) of the greater of (i) the Annual Minimum Purchase Requirement for the applicable Contract Year, and (ii) the FOB (source of shipment) price of all Merchandise actually purchased by MMG under the Distribution Agreement, including purchases made pursuant to Exhibit A of this Amendment. MMG shall receive the Marketing Fund payments and otherwise manage the Marketing Fund, and shall use the Marketing Fund to advertise and promote the Merchandise and to compensate one or more merchandising coordinators for the Merchandise; PROVIDED that at least twenty-five percent (25%) of the Marketing Fund shall be used to compensate one or more merchandising coordinators for the Merchandise. PB and MMG shall pay into the Marketing Fund on a quarterly basis, within thirty (30) days following the end of each Contract Quarter, based on the actual amount of Merchandise purchases made during that Contract Quarter, except with respect to the Contract Quarter ending January 31, where PB and MMG shall pay an amount equal to their respective amount of total Marketing Fund payments due for the full Contract Year less the aggregate amount of Marketing Fund payments made by such party for the immediately preceding three Calendar Quarters.

         9. Within 45 days following the end of each Contract Quarter, MMG shall provide to PB, a written statement on a form approved for use by PB from time to time, reciting, with respect to all items of Ordered Merchandise ordered during the Contract Quarter, a computation of the Net Sales amount for such Ordered Merchandise, and such other information with respect thereto as reasonably requested by PB. PB shall have the right, upon at least fifteen (15) days written notice and no more than once during any twelve month period, to inspect MMG's books and records and all other documents and material in the possession of or under the control of MMG or any of its Affiliates with respect to the Ordered Merchandise and the calculations of Net Sales at the place or places where such records are normally retained by MMG or any of its Affiliates. MMG shall maintain all books and records relative to its obligations under hereunder and keep them accessible and available to PB for inspection for at least three (3) years after termination of this Agreement.

         10. PBI acknowledges that pursuant to a Contribution Agreement dated as of December 31, 2004, all the tangible and intangible assets of FMG relating to its domestic operations were contributed by Federated to MMG, a wholly owned indirect subsidiary of Federated. MMG agrees to observe, perform, pay, and otherwise discharge when due all of FMG's obligations and liabilities arising under or with respect to the Distribution Agreement. PBI hereby consents to the transfer and assignment of the Distribution Agreement to MMG and ratifies the transfer resulting from the Contribution Agreement effective as of December 31, 2004.

         11. Except as expressly set forth herein, all of the terms and conditions of the Distribution Agreement shall remain in full force and effect. All references in the Distribution Agreement to "Agreement" shall mean and be a reference to such document as and to the extent it is amended and supplemented by this Amendment, including all exhibits, schedules and other agreements entered into and/or delivered in connection with this Amendment.

         12. This Amendment may be executed in any number of counterparts, each of which is an original and all of which taken together constitute one instrument. Any Party may execute this Amendment by executing any such counterpart. This Amendment will be governed by and construed in accordance with the laws of the State of New York without regard to its conflict of laws principles.

         IN WITNESS WHEREOF, the parties hereto have executed this Exclusive Distribution Agreement or caused the same to be executed by a duly authorized person as of the date set forth above.

MACY'S MERCHANDISING GROUP, LLC,            PRIVATE BRANDS, INC.,
a Delaware limited liability company        a California corporation

By:      /S/ HARRY FRANKEL                  By:      /S/ BARRY AVED
         -------------------------------             ---------------------------
Name:    HARRY FRANKEL                      Name:    BARRY AVED
         -------------------------------             ---------------------------
Title:   SVP - CFO                          Title:   PRESIDENT & CEO
         -------------------------------             ---------------------------